FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014

Highlights

•	Adjusted Funds from Operations (“AFFO”) of $0.18 and $0.57 per share-diluted (see Schedule I).

•	Originated $144.3 million in new CRE loans during the three months ended September 30, 2014, with $128.4 million funded.

•
Originated $475.0 million in new CRE loans during the nine months ended September 30, 2014, with $421.0 million funded. Through October 31, 2014, we have originated commitments of CRE loans totaling $641.7 million.

•	GAAP net income allocable to common shares of $0.06 and $0.29 per share-diluted.

•	Closed a $354 million commercial real estate securitization at a weighted average cost of LIBOR + 129 bps.

•	Common stock cash dividend of $0.20 and $0.60 per share.

•	Book value of $5.21 as of September 30, 2014.

New York, N.Y., November 3, 2014 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on commercial real estate assets, commercial mortgage-backed securities (“CMBS”), commercial finance assets and other investments, reported results for the three and nine months ended September 30, 2014.

•
AFFO for the three and nine months ended September 30, 2014 was $24.3 million, or $0.18 per share-diluted and $73.3 million, or $0.57 per share-diluted, respectively, as compared to $30.8 million, or $0.24 per share-diluted and $71.4 million, or $0.61 per share-diluted for the three and nine months ended September 30, 2013, respectively. A reconciliation of GAAP net income to AFFO is set forth in Schedule I of this release.

•
GAAP net income allocable to common shares for the three and nine months ended September 30, 2014 was $7.3 million, or $0.06 per share-diluted and $37.1 million, or $0.29 per share-diluted, respectively, as compared to $22.1 million, or $0.18 per share-diluted and $40.2 million, or $0.34 per share-diluted for the three and nine months ended September 30, 2013, respectively.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, “Our Commercial Real Estate loan originations remain robust.  Through the end of the third quarter we originated loans with commitments of over $475 million and we now expect that 2014 originations will exceed $700 million of commitments.  The quality of our loans has resulted in excellent securitization execution, including a transaction that closed during the third quarter.  Our other credit businesses are also thriving.  Northport, our middle market corporate loan originator, closed on a $125 million syndicated credit facility which will help it to increase volumes and return on equity."

Additional highlights:
Commercial Real Estate

•	CRE loan portfolio is comprised of approximately 92% senior whole loans as of September 30, 2014, as compared to 90% a year ago.

•
RSO closed and funded $501.2 million of new whole loans in the last 12 months with a weighted average yield of 5.66%, including origination fees. In addition, RSO funded $17.1 million of previous loan commitments on existing loans.

•	RSO originated $166.7 million of new whole loans during October 2014, including $40.9 million of unfunded commitments.
The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three, nine and 12 months ended September 30, 2014 (in millions, except percentages):

	Three Months Ended	Nine Months Ended	12 Months Ended	Floating Weighted Average Spread (2) (3)	Weighted Average Fixed Rate
	September 30, 2014	September 30, 2014	September 30, 2014
New whole loans funded (1) (4)	$128.4	$421.0	$518.3	5.13%	—
New mezzanine loan funded	—	3.0	3.0	—	16.00%
Payoffs (5)	(58.1)	(138.4)	(151.0)
Sales	—	—	—
Principal paydowns	(1.6)	(3.5)	(3.5)
Loans, net	$68.7	$282.1	$366.8

(1)
New whole loan production does not include unfunded commitments on whole loans of $20.9 million, which bring total origination of new commercial real estate whole loans to $144.3 million during the three months ended September 30, 2014.

(2)
Represents the weighted average rate above the one-month London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of September 30, 2014. Of these loans, $394.3 million have LIBOR floors with a weighted average floor of 0.41%.

(3)	Reflects rates on RSO's portfolio balance as of September 30, 2014.

(4)
Whole loan production includes the funding of previous commitments of $5.0 million for the three months, $12.0 million for the nine months and $17.1 million for the twelve months ended September 30, 2014, respectively.

(5)	CRE loan payoffs and extensions resulted in $2.6 million in extension and exit fees during the three months ended September 30, 2014.

CMBS

•
During the nine months ended September 30, 2014, RSO purchased $66.2 million par value of CMBS which were partially financed by 30-day repurchase contracts with a repurchase value of $47.3 million. In addition, RSO purchased $4.5 million, par value, of CMBS, which were financed by RSO's Wells Fargo repurchase facility and were AAA-rated by at least one rating agency.

Commercial Finance
The following table summarizes RSO's middle market lending portfolio loan activities and fundings of previous commitments, at par, for the three, nine, and 12 months ended September 30, 2014 (in millions, except percentages):

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014	12 Months Ended September 30, 2014	Weighted Average Spread (1) (2)	Weighted Average All-in Rate (2)	Weighted Average Yield

Middle Market loan production (3)	$46.0	$156.1	$206.3	7.64%	8.63%	8.72%
Sales	(16.2)	(27.8)	(32.9)
Principal paydowns	(5.1)	(12.3)	(13.0)
Loans, net	$24.7	$116.0	$160.4

(1)
Represents the weighted average rate above the one-month and three-month LIBOR on loans whose interest rate is based on LIBOR as of September 30, 2014, excluding fees. Of these loans, $185.1 million have LIBOR floors with a weighted average floor of 0.99%.

(2)	Reflects rates on RSO's portfolio balance as of September 30, 2014, excluding fees.

(3)	Loan production does not include $26.7 million of unfunded commitments as of September 30, 2014.

•	RSO closed a $125.0 million syndicated credit facility to support the anticipated growth of its middle market lending platform. At September 30, 2014, $35.5 million was outstanding on the facility.

•
RSO's bank loan portfolio, including asset-backed securities (“ABS”), corporate bonds, certain loans held for sale and middle market loans, at the end of the third quarter of 2014 was $707.2 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 4.76% at September 30, 2014. RSO's bank loan portfolio was substantially match-funded through four CLO issuances.

•	RSO, through its subsidiary Resource Capital Asset Management, earned $4.0 million of net fees during the nine months ended September 30, 2014.
Corporate

•
RSO issued 4.8 million shares of its 8.625% Series C Cumulative Redeemable Preferred Stock, at a price of $24.2125 per share with a liquidation preference of $25.00 per share, for net proceeds of $116.2 million.

•	Total revenues increased by $10.9 million, or 46.0%, and $24.6 million, or 32.4%, as compared to revenues for the three and nine months ended September 30, 2013, respectively.

Investment Portfolio
The table below summarizes the amortized cost and net carrying amount of RSO's investment portfolio as of September 30, 2014, classified by interest rate and by asset type. The following table includes both (i) the amortized cost of RSO's investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RSO's investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price(4)
September 30, 2014
Floating rate
RMBS, trading	$1,897	20.57%	$66	0.72%	$(1,831)	(19.86)%
CMBS-private placement	26,625	91.85%	19,850	68.48%	(6,775)	(23.37)%
Structured notes - trading	10,821	49.00%	9,121	41.30%	(1,700)	(7.70)%
Structured notes - available-for-sale	33,016	23.75%	42,924	30.87%	9,908	7.13%
RMBS - available-for-sale	30,697	94.24%	31,545	96.84%	848	2.60%
Mezzanine loans	12,544	99.27%	12,491	98.85%	(53)	(0.42)%
Whole loans (1)	1,022,971	99.47%	1,019,286	99.11%	(3,685)	(0.36)%
Bank loans (2)	640,198	99.65%	639,734	99.58%	(464)	(0.07)%
Loans held for sale (3)	36,674	97.85%	36,674	97.85%	—	—%
ABS Securities	27,964	95.05%	28,832	98.00%	868	2.95%
Corporate Bonds	2,413	98.29%	2,401	97.80%	(12)	(0.49)%
Total floating rate	1,845,820	93.00%	1,842,924	92.86%	(2,896)	(0.15)%
Fixed rate
CMBS-private placement	150,345	80.34%	155,466	83.08%	5,121	2.74%
CMBS-linked transactions	13,707	105.26%	14,272	109.60%	565	4.34%
B notes (1)	16,107	99.65%	16,038	99.22%	(69)	(0.43)%
Mezzanine loans (1)	54,761	99.99%	54,525	99.56%	(236)	(0.43)%
Residential mortgage loans	2,825	100.00%	2,825	100.00%	—	—%
Loans held for sale (3)	54,708	100.00%	54,708	100.00%	—	—%
Loans receivable-related party	5,108	100.00%	4,172	81.68%	(936)	(18.32)%
Total fixed rate	297,561	89.16%	302,006	90.50%	4,445	1.33%
Other (non-interest bearing)
Property available-for-sale	29,581	100.00%	29,581	100.00%	—	—%
Investment in unconsolidated entities	60,540	100.00%	60,540	100.00%	—	—%
Total other	90,121	100.00%	90,121	100.00%	—	—%
Grand total	$2,233,502	92.73%	$2,235,051	92.80%	$1,549	0.06%

(1)	Net carrying amount includes an allowance for loan losses of $4.0 million at September 30, 2014, allocated as follows: B notes $69,000, mezzanine loans $289,000 and whole loans $3.7 million.

(2)	Net carrying amount includes allowance for loan losses of $464,000 at September 30, 2014.

(3)	Loans held for sale are carried at the lower of cost or fair market value. Amortized cost is equal to fair value.

(4)	Differences in percentages are due to rounding.

Liquidity
At October 31, 2014, after paying our third quarter 2014 common and preferred stock dividends, our liquidity is derived from three primary sources:

•	unrestricted cash and cash equivalents of $79.5 million, restricted cash of $500,000 in margin call accounts and $2.1 million in the form of real estate escrows, reserves and deposits;

•
capital available for reinvestment in one of our CRE CDO's of $250,000 and one of our CRE securitizations of $3.0 million, all of which is designated to finance future funding commitments on CRE loans; and

•	loan principal repayments of $45.8 million that will pay down outstanding CLO note balances as well as interest collections of $3.8 million.
In addition, RSO has funds available through two term financing facilities to finance the origination of CRE loans of $279.5 million and $192.0 million and funds available through a term financing facility to finance the purchase of CMBS of $69.7 million.
Capital Allocation
As of September 30, 2014, RSO had allocated its invested equity capital among its targeted asset classes as follows: 61% in CRE assets, 38% in commercial finance assets and 1% in other investments.
Supplemental Information
The following schedules of reconciliations or supplemental information as of September 30, 2014 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income to Funds from Operations (“FFO”) and AFFO.

•	Schedule II - Book Value Allocable to Common Shareholders Rollforward.

•	Schedule III - Summary of Securitization Performance Statistics.

•	Supplemental Information regarding loan investment statistics, CRE loans and bank loans.
About Resource Capital Corp.
RSO is a real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and other commercial real estate-related debt and equity investments. RSO also makes other commercial finance investments.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc. (NASDAQ: REXI), an asset management company that specializes in real estate and credit investments.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourcecapitalcorp.com.

Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of income, reconciliation of GAAP net income to FFO and AFFO, Book value allocable to common shareholders rollforward, summary of CDO and CLO performance statistics and supplemental information regarding RSO's CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$163,269	$262,270
Restricted cash	83,604	63,309
Investment securities, trading	9,187	11,558
Investment securities available-for-sale, pledged as collateral, at fair value	204,843	162,608
Investment securities available-for-sale, at fair value	76,175	52,598
Linked transactions, net at fair value	14,272	30,066
Loans held for sale	91,382	21,916
Property available-for-sale	29,581	25,346
Investment in real estate	—	29,778
Loans, pledged as collateral and net of allowances of $4.5 million and $13.8 million ($83.0 million and $0 at fair value)	1,744,899	1,369,526
Loans receivable–related party net of allowances of $936,000 and $0	4,172	6,966
Investments in unconsolidated entities	60,540	69,069
Derivatives, at fair value	21,618	—
Interest receivable	14,831	8,965
Deferred tax asset	4,853	5,212
Principal paydown receivable	34,297	6,821
Intangible assets	10,254	11,822
Prepaid expenses	4,529	2,871
Other assets	20,075	10,726
Total assets	$2,592,381	$2,151,427
LIABILITIES (2)
Borrowings	$1,590,958	$1,319,810
Distribution payable	30,340	27,023
Accrued interest expense	3,875	1,693
Derivatives, at fair value	8,830	10,586
Accrued tax liability	3,131	1,629
Deferred tax liability	—	4,112
Accounts payable and other liabilities	11,331	12,650
Total liabilities	1,648,465	1,377,503
EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.50% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,011,743 and 680,952 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.25% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share 4,734,495 and 3,485,078 shares issued and outstanding	5	3
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share 4,800,000 and 0 shares issued and outstanding	5	—
Common stock, par value $0.001: 500,000,000 shares authorized; 133,406,123 and 127,918,927 shares issued and outstanding (including 2,742,476 and 3,112,595 unvested restricted shares)	133	128
Additional paid-in capital	1,224,533	1,042,480
Accumulated other comprehensive income (loss)	3,990	(14,043)
Distributions in excess of earnings	(296,253)	(254,645)
Total stockholders’ equity	932,414	773,924
Non-controlling interest	11,502	—
Total equity	943,916	773,924
TOTAL LIABILITIES AND EQUITY	$2,592,381	$2,151,427

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	September 30, 2014	December 31, 2013
	(unaudited)
(1) Assets of consolidated VIEs included in total assets:
Restricted cash	$80,633	$61,372
Investment securities available-for-sale, pledged as collateral, at fair value	110,376	105,846
Loans held for sale	36,674	2,376
Loans, pledged as collateral and net of allowances of $4.0 million and $8.8 million ($83.0 million and $0 at fair value)	1,405,788	1,219,569
Interest receivable	8,066	5,627
Prepaid expenses	217	247
Principal paydown receivable	34,100	6,821
Other assets	(12)	—
Total assets of consolidated VIEs (a)	$1,675,842	$1,401,858

(2) Liabilities of consolidated VIEs included in total liabilities:
Borrowings	$1,214,923	$1,070,339
Accrued interest expense	1,280	918
Derivatives, at fair value	7,958	10,191
Accounts payable and other liabilities	(418)	1,604
Total liabilities of consolidated VIEs (b)	$1,223,743	$1,083,052
_______________

(a)	Assets of each of the consolidated variable interest entities ("VIE"s) may only be used to settle the obligations of each respective VIE.

(b)	The creditors of the Company's VIEs have no recourse to the general credit of the Company.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
REVENUES
Interest income:
Loans	$27,026	$24,374	$73,474	$78,370
Securities	5,168	3,411	12,563	10,949
Interest income − other	1,647	679	5,481	3,180
Total interest income	33,841	28,464	91,518	92,499
Interest expense	11,589	11,762	31,836	34,061
Net interest income	22,252	16,702	59,682	58,438
Rental income	1,118	4,649	7,777	15,875
Dividend income	16	223	169	256
Equity in net earnings (losses) of unconsolidated subsidiaries	887	(535)	4,663	(888)
Fee income	2,344	1,245	7,166	4,182
Net realized and unrealized gains on sales of investment securities available-for-sale and loans	7,546	570	15,487	3,355
Net realized and unrealized gains (losses) on investment securities, trading	376	(229)	(1,834)	(864)
Unrealized gains (losses) and net interest income on linked transactions, net	177	1,161	7,494	(4,343)
Total revenues	34,716	23,786	100,604	76,011
OPERATING EXPENSES
Management fees − related party	3,606	5,113	10,000	11,006
Equity compensation − related party	798	2,120	4,497	7,866
Rental operating expense	695	3,523	5,168	11,084
General and administrative	11,586	2,898	30,936	8,761
Depreciation and amortization	562	904	2,158	3,041
Income tax (benefit) expense	(237)	722	(667)	4,221
Net impairment losses recognized in earnings	—	255	—	811
Provision (recovery) for loan losses	1,439	741	(1,739)	541
Total operating expenses	18,449	16,276	50,353	47,331
	16,267	7,510	50,251	28,680
OTHER REVENUE (EXPENSE)
Loss on reissuance of debt	(1,867)	—	(2,469)	—
Other expense	—	—	(1,262)	—
(Loss) gain on sale of real estate	(69)	16,607	2,973	16,607
Total other revenue	(1,936)	16,607	(758)	16,607
NET INCOME	14,331	24,117	49,493	45,287
Net income allocated to preferred shares	(5,545)	(1,996)	(11,303)	(5,107)
Net income allocable to non-controlling interest, net of taxes	(1,458)	—	(1,069)	—
NET INCOME ALLOCABLE TO COMMON SHARES	$7,328	$22,121	$37,121	$40,180
NET INCOME PER COMMON SHARE – BASIC	$0.06	$0.18	$0.29	$0.34
NET INCOME PER COMMON SHARE – DILUTED	$0.06	$0.18	$0.29	$0.34
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING − BASIC	129,654,365	124,212,032	127,434,378	116,471,142
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING − DILUTED	131,227,759	126,072,682	128,705,916	117,973,978

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO FFO and AFFO
(in thousands, except per share data)
(unaudited)
Funds from Operations
The Company evaluates its performance based on several performance measures, including funds from operations, or FFO, and adjusted funds from operations ("AFFO") in addition to net income.  The Company computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.
AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.  We calculate AFFO by adding or subtracting from FFO the impact of non-cash accounting items as well as the effects of items that we deem to be non-recurring in nature.  We deem transactions to be non-recurring if a similar transaction has not occurred in the past two years, and if we do not expect a similar transaction to occur in the next two years.  We adjust for these non-cash and non-recurring items to analyze our ability to produce cash flow from on-going operations, which we use to pay dividends to our shareholders. Non-cash adjustments to FFO include the following:  impairment losses resulting from fair value adjustments on financial instruments; provisions for loan losses; equity investment gains and losses; straight-line rental effects; share based compensation expense; amortization of various deferred items and intangible assets; gains on sales of property that are wholly owned or owned through a joint venture; the cash impact of capital expenditures that are related to our real estate owned; and REIT tax planning adjustments, which primarily relate to accruals for owned properties for which we made a foreclosure election and adjustments to tax estimates with respect to the final resolution of foreclosed property when it is listed for sale. In addition, we calculate AFFO by adding and subtracting from FFO the realized cash impacts of the following: extinguishment of debt, reissuances of debt, sales of property and capital expenditures.
Management believes that FFO and AFFO are appropriate measures of the Company's operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  Management uses FFO and AFFO as measures of its operating performance, and believes they are also useful to investors, because they facilitate an understanding of the Company's operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP, and capital expenditures, that may not necessarily be indicative of current operating performance and that may not accurately compare the Company's operating performance between periods.
While the Company's calculations of AFFO may differ from the methodology used for calculating AFFO by other REITs and its AFFO may not be comparable to AFFO reported by other REITs, the Company also believes that FFO and AFFO may provide the Company and its investors with an additional useful measure to compare its performance with some other REITs.  Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP.  Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to GAAP net income as an indicator of the Company's operating performance or as an alternative to cash flow from operating activities as a measure of its liquidity.

The following table reconciles GAAP net income to FFO and AFFO for the periods presented (unaudited) (in thousands, except share and per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income allocable to common shares - GAAP	$7,328	$22,121	$37,121	$40,180
Adjustments:
Real estate depreciation and amortization	—	477	506	1,741
Gains on sale of property (1)	(701)	(14,277)	(5,479)	(14,255)
Gains on sale of preferred equity	(58)	—	(1,107)	—
FFO	6,569	8,321	31,041	27,666
Adjustments:
Non-cash items:
Provision (recovery) for loan losses	528	(405)	1,091	(2,139)
Amortization of deferred costs (non real estate) and intangible assets	3,070	1,439	7,256	4,909
Equity investment (gains) losses	(13)	347	1,547	378
Share-based compensation	798	2,120	4,497	7,866
Impairment losses	—	255	—	811
Unrealized losses (gains) on CMBS marks - linked transactions	211	(561)	(1,991)	5,823
Unrealized (gains) losses on trading portfolio	(214)	—	1,257	—
Straight-line rental adjustments	—	(9)	2	6
Loss on resale of debt	1,867	—	2,469	—
Add-back interest related to Whitney note discount amortization	—	2,549	—	2,549
MTM adjustments on consolidated European CLO	1,943	—	1,797	—
Unrealized loss on forward exchange transactions, net	744	—	744	—
Unrealized loss on forward commitments	208	—	208	—
Unrealized loss on life settlement contracts	171	—	171	—
PCM expenses	—	—	300	—
REIT tax planning adjustments	293	721	1,420	3,079
Cash items:
Gains on sale of property (1)	701	14,277	5,479	14,255
Gains on sale of preferred equity	58	—	1,107	—
Gains on the resale of debt	7,333	1,949	14,932	7,250
Capital expenditures	—	(188)	(38)	(1,010)
AFFO	$24,267	$30,815	$73,289	$71,443

Weighted average shares – diluted	131,227,759	126,072,682	128,705,916	117,973,978

AFFO per share – diluted	$0.18	$0.24	$0.57	$0.61

(1)	Amount represents gains/losses on sales of owned real estate as well as sales of joint venture real estate interests that were recorded by RSO on an equity basis.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
BOOK VALUE ALLOCABLE TO COMMON SHAREHOLDERS ROLLFORWARD
(dollars in thousands, except per share data)
(unaudited)

Balance Sheet - Book Value Reconciliation Year to Date

	Amount	Per Share
Book value at December 31, 2013, allocable to common shareholders (1)	$674,681	$5.41
Net income allocable to common shareholders - nine months ended	37,121	0.29

Change in other comprehensive loss:
Available for sale securities	15,666	0.12
Derivatives	2,564	0.02
Foreign currency conversion	(196)	—
Common dividends	(78,523)	(0.60)
Proceeds (dilution) from additional shares issued during the period (2)	30,051	(0.03)
Total net increase (decrease)	6,683	(0.20)
Book value at September 30, 2014, allocable to common shareholders (1)(3)	$681,364	$5.21

(1)
Per share calculations exclude unvested restricted stock, as disclosed on the consolidated balance sheets, of 2.7 million and 3.1 million shares as of September 30, 2014 and December 31, 2013, respectively.

(2)	Includes issuance of common shares from the Company's dividend reinvestment plan of 4.6 million shares as well as 312,000 shares issued upon vesting of shares of restricted stock.

(3)	Book value is calculated as total stockholder's equity of $932.4 million less preferred stock equity of $251.1 million.

Balance Sheet - Book Value Reconciliation Quarter to Date

	Amount	Per Share
Book value at June 30, 2014, allocable to common shareholders (1)	$674,152	5.24
Net income allocable to common shareholders - three months ended	7,328	0.06

Change in other comprehensive loss:
Available for sale securities	12,953	0.10
Derivatives	1,232	0.01
Common dividends	(26,681)	(0.20)
Proceeds (dilution) from additional shares issued during the period (2)	12,380	—
Total net increase (decrease)	7,212	(0.03)
Book value at September 30, 2014, allocable to common shareholders (1)(3)	$681,364	$5.21

(1)
Per share calculations exclude unvested restricted stock, as disclosed on the consolidated balance sheets, of 2.7 million and 2.6 million shares as of September 30, 2014 and June 30, 2014, respectively.

(2)	Includes issuance of common shares from the Company's dividend reinvestment plan of 2.0 million shares as well as 192,000 shares issued upon vesting of shares of restricted stock.

(3)	Book value is calculated as total stockholder's equity of $932.4 million less preferred stock equity of $251.1 million.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Securitizations - Distributions and Coverage Test Summary
The following table sets forth the distributions made and coverage test summaries for each of RSO's securitizations for the periods presented (in thousands):

Name	Cash Distributions		Annualized Interest Coverage Cushion	Overcollateralization Cushion
	Nine Months Ended September 30,	Year Ended December 31,	As of September 30,	As of September 30,	As of Initial Measurement Date
	2014 (1)	2013 (1)	2014 (2) (3)	2014 (4)
Apidos CDO I (5)	$1,289	$4,615	$584	$13,847	$17,136
Apidos CDO III (6)	$2,930	$6,495	$3,086	$8,730	$11,269
Apidos Cinco CDO (7)	$7,571	$12,058	$9,229	$20,410	$17,774
RREF 2006-1 (8)	$4,706	$36,828	$5,186	$69,490	$24,941
RREF 2007-1 (9)	$6,084	$10,880	$5,555	$57,613	$26,032
RCC CRE Notes 2013 (10)	$9,072	N/A	N/A	N/A	N/A
RCC 2014-CRE2(11)	$1,499	N/A	N/A	N/A	N/A
Moselle CLO S.A. (12)	$2,103	N/A	N/A	N/A	N/A
* The above table does not include Apidos CLO VIII or Whitney CLO I, as these CLOs were previously called and were substantially liquidated.

(1)
Distributions on retained equity interests in CDOs (comprised of note investments and preference share ownership) and principal paydowns on notes owned; RREF CDO 2006-1 includes $231,000 and $28.1 million of paydowns during the nine months ended September 30, 2014 and the year ended December 31, 2013, respectively.

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to the Company's preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

(5)	Apidos CDO I's reinvestment period expired in July 2011. Apidos CDO I was recently called and substantially liquidated as of the last distribution date on October 27, 2014.

(6)	Apidos CDO III's reinvestment period expired in June 2012.

(7)	Apidos Cinco CDO's reinvestment period expired in May 2014.

(8)	RREF CDO 2006-1's reinvestment period expired in September 2011.

(9)	RREF CDO 2007-1's reinvestment period expired in June 2012.

(10)
Resource Capital Corp. CRE Notes 2013 ("RCC CRE Notes 2013") closed on December 23, 2013; the first distribution was in January 2014. There is no reinvestment period for the securitization. Additionally, the indenture contains no coverage tests.

(11)
Resource Capital Corp. 2014-CRE2 ("RCC 2014-CRE2") closed on July 30, 2014; the first distribution was in August 2014. There is no reinvestment period for the securitization. Additionally, the indenture contains no coverage tests.

(12)	Moselle CLO S.A. was acquired on February 24, 2014; the first distribution was in April 2014. The reinvestment period for this securitization expired prior to the acquisition of this securitization.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(unaudited)

Loan Investment Statistics

The following table presents information on RSO's impaired loans and related allowances for the periods indicated (based on amortized cost):

	September 30, 2014	December 31, 2013
Allowance for loan losses:
Specific allowance:
Commercial real estate loans	$—	$4,572
Bank loans	464	2,621
Loans receivable, related party	936	—
Total specific allowance	1,400	7,193
General allowance:
Commercial real estate loans	4,043	5,844
Bank loans	—	770
Total general allowance	4,043	6,614
Total allowance for loans	$5,443	$13,807
Allowance as a percentage of total loans	0.3%	1.0%

Loans held for sale:
Commercial real estate	$—	$—
Bank loans	36,674	6,850
Residential mortgage loans	54,708	15,066
Total loans held for sale (1)	$91,382	$21,916

(1)	Loans held for sale are presented at the lower of cost or fair value.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents commercial real estate loan portfolio statistics as of September 30, 2014 (based on par value):

Security type:
Whole loans	92.4%
Mezzanine loans	6.1%
B Notes	1.5%
Total	100.0%

Collateral type:
Multifamily	43.4%
Hotel	17.6%
Retail	16.5%
Office	15.4%
Mixed Use	1.9%
Other	5.2%
Total	100.0%

Collateral location:
Southern California	24.8%
Northern California	8.3%
Texas	21.0%
Arizona	8.9%
Florida	4.6%
Pennsylvania	3.1%
Utah	3.0%
Washington	2.7%
Minnesota	2.7%
Nevada	3.2%
Other	17.7%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents bank loan portfolio statistics by industry as of September 30, 2014 (based on par value):

Industry type:
Healthcare, education and childcare	15.5%
Diversified/conglomerate service	13.8%
Chemicals, plastics and rubber	6.1%
Finance	5.3%
Retail stores	5.2%
Leisure, amusement, motion pictures, entertainment	5.1%
Automobile	4.7%
Broadcasting and entertainment	4.3%
CDO	4.1%
Hotels, motels, inns and gaming	3.5%
Electronics	2.8%
Personal, food and miscellaneous services	2.5%
Utilities	2.5%
Telecommunications	2.4%
Diversified/conglomerate manufacturing	2.3%
Personal transportation	2.0%
Other	17.9%
Total	100.0%